Exhibit 23.5

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Amendment No. 3 to the Registration Statement on Form F-4 of Ultrapar Participações S.A. of our report dated September 28, 2007 relating to the carve-out financial statements of the Oil Refining Business of Refinaria de Petróleo Ipiranga S.A., which appears in such Registration Statement. We also consent to the references to us under the headings “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers

Auditores Independentes

Porto Alegre, Brazil

December 13, 2007